PIMCO INCOME OPPORTUNITY FUND

POWER OF ATTORNEY

We, the undersigned Trustees of PIMCO Income Opportunity Fund (the “Trust”), hereby severally constitute and appoint each of Thomas J. Fuccillo, Brian S. Shlissel, Lawrence G. Altadonna, Wayne Miao and David C. Sullivan, and each of them singly, with full powers of substitution and resubstitution, our true and lawful attorney, with full power to him to sign for us, and in our names and in the capacities indicated below, any Registration Statement of the Trust on Form N-2, all Pre-Effective Amendments to any such Registration Statement of the Trust, any and all subsequent Post-Effective Amendments to such Registration Statement, any and all supplements or other instruments in connection therewith, and any subsequent Registration Statements for the same offering which may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, the securities regulators of the appropriate states and territories and any other regulatory authority having jurisdiction over the issuance of rights and the offer and sale of shares of beneficial interest of the Trust, and generally to do all such things in our names and on our behalves in connection therewith as such attorney deems necessary or appropriate to comply with the Securities Act of 1933, the Investment Company Act of 1940, all related requirements of the Securities and Exchange Commission and all related requirements of the appropriate state and territorial regulators, granting unto such attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney lawfully could do or cause to be done by virtue hereof.

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

Name	Capacity	Date

/s/ Paul Belica Paul Belica	Trustee	June 23, 2010

/s/ James A. Jacobson James A. Jacobson	Trustee	June 23, 2010

/s/ Hans W. Kertess Hans W. Kertess	Trustee	June 23, 2010

/s/ John C. Maney John C. Maney	Trustee	June 23, 2010

/s/ William B. Ogden IV William B. Ogden IV	Trustee	June 23, 2010

/s/ Alan Rappaport Alan Rappaport	Trustee	June 23, 2010

STATE OF NEW YORK, COUNTY OF NEW YORK ss.:

On the 23rd day of June in the year 2010, before me, the undersigned, a Notary Public in and for said State, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Howard F. Smith, Jr.
Notary Public: State of New York

HOWARD F. SMITH Jr. Notary Public, State of New York No. 01SM6057099 Qualified in New York County Commission Expires 4/9/2011

IMPORTANT INFORMATION FOR THE AGENT

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

(1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2) avoid conflicts that would impair your ability to act in the principal’s best interest;

(3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4) keep a record or all receipts, payments, and transactions conducted for the principal; and

(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (Your Signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of Agent:

The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

ATTORNEY’S SIGNATURE AND ACKNOWLEDGEMENT OF APPOINTMENT

AS AGENT AND ATTORNEY-IN-FACT

Each of the undersigned has read the foregoing Power of Attorney and is the person identified as agent for the individuals named herein. Each of the undersigned acknowledges his or her legal responsibilities.

/s/ Thomas J. Fuccillo
Thomas J. Fuccillo

/s/ Brian S. Shlissel
Brian S. Shlissel

/s/ Lawrence G. Altadonna
Lawrence G. Altadonna

/s/ Wayne Miao
Wayne Miao

David C. Sullivan

STATE OF NEW YORK, COUNTY OF NEW YORK ss.:

On the 23rd day of June in the year 2010, before me, the undersigned, a Notary Public in and for said State, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Howard F. Smith, Jr.
Notary Public: State of New York

HOWARD F. SMITH Jr. Notary Public, State of New York No. 01SM6057099 Qualified in New York County Commission Expires 4/9/2011